No.: 2B1761201128009801

SPD Bank

Maximum Guarantee Contract

SPD Bank	Maximum Guarantee Contract

Maximum Guarantee Contract

This Maximum Guarantee Contract (“Contract”) is entered into by and between:

Guarantor: Shishi Feiying Plastic Co., Ltd.

And

Creditor: SPD Bank Quanzhouzhou Branch

Whereas,

For ensuring the complete and timely performance of all the obligations under the principal contracts (please refer to Article 7 hereof for details) by the Debtor, and for securing the Creditor's claims, the Guarantor is willing to guarantee all obligations of the Debtor under the principal contracts.

This Contract is made and entered into by and between the Guarantor and the Creditor in order to define their respective rights and obligations through negotiation for common compliance.

Article 1 Principal Claims Guaranteed

Please refer to Article 7 hereof for details of the Principal Claims Guaranteed hereunder.

Article 2 Guarantee Liability

1.	Guaranteed Scope

The Maximum Guarantee hereunder, in addition to the Principal Claims under the principal contracts, shall be extended to interests accruals thereon (the “interest accruals” hereunder shall refer to interests, penalties and compound interests), liquidated damages, damages, service charges and other fees arising out of execution or performance of this Contract, and the fees arising out of realization of claims and guarantees by the Creditor (including but not limited to disposal charges, taxes, court fees, auction fees, attorney's fees and travel expenses), and those security deposits that have been requested by the Creditor but not added.

SPD Bank	Maximum Guarantee Contract

2.	Method of Guarantee

The guarantee hereunder shall be a joint and several one.

The Guarantor confirms that the Creditor shall be entitled to request it to bear guarantee liability to the extent of the guaranteed scope as specified in this Contract without claiming any other prior guarantee liability against other guarantors if the Debtor fails to perform its obligations pursuant to the principal contracts, irrespective of other guarantees (including but not limited surety, mortgages and pledge, etc.) in favor of the Creditor's claims under the principal contracts.

The Guarantor hereby waives its defense of requesting the execution of the collaterals of the Debtor in the first instance.

3.	Period of Guarantee (“Guarantee Period”)

The Guarantee Period hereunder shall be independently and separately determined subject to each claim against the Debtor by the Creditor, which shall start from the expiry date of performance period of contractual obligations under each claim, and will keep in force for two years after the expiry date of performance period as specified in such claim contract.

The Guarantor shall bear separate guarantee liability for repayment of each installment under each contract during the period for the arising of the claims (“Claims Period”). And the Guarantee Period shall start from the expiry date of performance period of each installment of obligations, and will keep in force for two years after the expiry date of repayment performance period of the final installment of the single contract.

The term “Due” or “Expiry” shall include earlier expiry as declared by the Creditor.

If the Principal Claims declared to become due earlier are the whole or part of claims during the Claims Period, the earlier due date as declared shall refer to the due date of the whole or part of such claims, and the Claims Period shall be expired concurrently.

If the Creditor and the Debtor enter into an extension agreement for performance of obligations, the Guarantee Period shall be two years after the expiry date of the renewed performance period as specified in such extension agreement. It is not required to get the Guarantor's consents for any such extension, and it shall still bear the joint and several liabilities as before.

SPD Bank	Maximum Guarantee Contract

4.	Modifications to Principal Contracts

The Creditor's rights and benefits hereunder shall not be affected by any grace or extension granted to the Debtor by the Creditor for the repayment, or any modification, change or substitute to any term of the principal contracts that may be made by the Creditor and the Debtor. In the event of any occurrence of the above circumstances, the Guarantor shall be deemed to agree on the same in advance, and whereby its guarantee liability shall not be reduced or released in any way.

If the principal contracts deal with L/C, L/G or standby L/C given to the Debtor by the Creditor, it is not required to get the Guarantor's consents or send further notice to the Guarantor for any modification to L/C, L/G or standby L/C under the principal contracts. The Guarantor shall be deemed to agree on any such modification in advance, and whereby its guarantee liability shall not be reduced or released in any way.

Article 3 Representations and Warranties

The Guarantor hereby represents and warrants to the Creditor as follows:

(1)	The Guarantor, an independent legal person, with all necessary capability, is capable of performing its obligations hereunder and independently bearing the civil liability in its own name.
(2)
The Guarantor has the power to sign this Contract, and has obtained all authorization and approvals necessary to execute this Contract and perform its obligations hereunder. All terms hereof, conforming to true intents of the Guarantor, shall be binding upon it.

(3)
The Guarantor shall comply with disciplines and laws. Execution and performance of this Contract by the Guarantor shall not violate the laws (including all laws, regulations, rules, local provisions and judicial interpretations), articles of association, relevant documents, judgments and awards of competent authorities, applicable to it, nor conflict with any contract, agreement signed by the Guarantor, or any other obligations binding upon it.

(4)
The Guarantor shall ensure that (i) all of its financial statements (if any) conform to the laws of the PRC (excluding Hong Kong, Macao and Taiwan), (ii) all of these financial statements reflect its financial conditions truly, completely and fairly, and (iii) all information and documents in relation to this Contract are true, valid, accurate, complete and free of any keep-back.

(5)	The Guarantor ensures to complete the filing, registration or other formalities necessary to effect and perform this Contract at its own taxes and costs.
(6)	The Guarantor's operating and financial conditions have not met material adverse changes as of the issuing of the latest audited financial statement.
(7)
The Guarantor has disclosed to the Creditor the material facts and information, playing a key role in determining whether to grant the finance under the principal contracts by the Creditor, which it has known or should have known.

SPD Bank	Maximum Guarantee Contract

(8)
The Guarantor confirms that any arrears have not occurred and will not occur as of the date of execution of, and during the performance of this Contract, including but not limited to employee salaries, medical, disability allowances, disability pensions and compensation, etc.

(9)	The Guarantor warrants that there is no condition or event that causes or may cause material adverse impacts against its capability to perform this Contract.

Article 4 Covenants

1.	Undertakings of Guarantor
(1)	The Guarantor undertakes not to take any of the following acts without prior written consents of the Creditor:
a.	Sell, present, lease, lend, transfer, mortgage, pledge or otherwise dispose the whole or substantial part of its material assets;
b.
Materially change its operating system or ownership organization, including but not limited to contracting, lease, joint operation, company-related improvement, shareholding reforms, transfer of shares, consolidation (or merger), joint venture (or cooperation), division, incorporation of subsidiary, transfer of property rights, reduction of capitals, etc.;

c.	Modify its articles of association, or change its scope of business or principal business;
d.	Grant guarantees in favor of a third party, which causes material adverse impacts against its financial conditions or its capability to perform its obligations hereunder;
e.	Apply or petition for reorganization, bankruptcy or dissolution;
f.	Sign contracts/agreements or bear relevant obligations, which may cause material adverse impacts against its capabilities to perform its obligations hereunder.
(2)
The Guarantor undertakes to promptly inform the Creditor on the date of occurrence of any of the following events, and to send to the Creditor the originals of relevant notices (affixed with common seals if the Guarantor is not a natural person, or signed if the Guarantor is a natural person) within five (5) banking business days from the date of occurrence of any such event:

a.	The representations and warranties of the Guarantor hereunder become untrue and inaccurate upon occurrence of relevant events;
b.
The Guarantor or its controlling shareholders, actual controllers or associated persons are involved in suits, arbitrations, or their assets are seized, sealed, frozen, enforced or otherwise taken other measures with the same functions, or their respective legal representatives, directors, supervisors and senior officers are involved in suits, arbitrations, or otherwise taken with other enforceable measures;

SPD Bank	Maximum Guarantee Contract

c.
The Guarantor's legal representative or its authorized agent, responsible officer, main financial head, mailing address, enterprise name and/or business office are replaced or changed; or the Guarantor changes its residence, habitual residence, or replaces its employer, or leaves away from the city where it permanently lives, or changes its name, or its incomes meet adverse change;

d.	It has been petitioned for reorganization, bankruptcy by other creditors, or cancelled by the competent authority at higher level.
(3)	The Guarantor undertakes to provide necessary financial information or income certifications at the request of the Creditor during the execution and performance of this Contract.
(4)
If the principal contracts deal with L/C, L/G or standby L/C given to the Debtor by the Creditor, the Guarantor undertakes to bear joint and several liability for making up the security deposits if the Debtor fails to make up the security deposits (including the advance make-up) according to applicable requirements.

(5)
The Guarantor undertakes not to exercise its recourse rights and other relevant rights against the Debtor in relation to performance of this Contract before the Debtor pays to the Creditor all the obligations under the principal contracts.

(6)
If the Debtor repays to the Creditor the whole or part of the obligations in advance, or if the Debtor pays to the Creditor individually, the Guarantor shall bear joint and several liabilities for the Creditor's claims against the Debtor after any such advance repayment or individual pay-off.

2.	Provisions on Money Transfer
(1)
If the Guarantor has due obligations or is required to make up the security deposits, it authorizes the Creditor to directly transfer the funds under any of its accounts opened with SPD Bank for satisfying its due obligations or making up its security deposits.

(2)
Unless otherwise as specified by the competent authorities of the State, the transferred amount shall be applied to satisfy the due obligations subject to the orders as follows: the due and unpaid fees of the Guarantor and the Debtor in the first instance, then the due and unpaid interest accruals, and the due and unpaid principals in the final. The Creditor shall be entitled to determine the pay-off orders if there is more than one claim that has become due but unpaid.

(3)
If the currency of transferred amount is inconsistent with that of the obligations to be paid, the Creditor shall be entitled to purchase the exchange at the exchange rate as determined by it for satisfying such obligations; however, the exchange rate risks shall be borne by the Guarantor.

SPD Bank	Maximum Guarantee Contract

3.	Certification of Claims

Valid vouchers verifying the claims guaranteed by the Guarantor shall be subject to the accounting vouchers that have been issued and recorded by the Creditor according to its own business regulations.

4.	Notice and Service
(1)
Any notice to the other party by one party shall be sent to the address as set forth on the first page of this Contract, or other address notified by the other party in writing. If the notice is sent to the above address, it shall be deemed to be served on the following dates: (i) on the 7th banking business day if it is a letter and sent to the principal business address of the legal person and its subsidiaries, and other economic organizations, or the residence of the natural person, by a registered mail; (ii) on the date when it is signed and accepted by the addressee if it is sent by personal delivery; and (iii) on the date of the sending of the fax or e-mail if it is sent by fax or e-mail. However, all notices, requests or other communications sent or delivered to the Creditor shall be deemed to be served on the date when they are actually received by the Creditor. If any notice or request is sent to the Creditor by fax or e-mail, it is required to send the originals of the same (affixed with common seals if the Guarantor is not a natural person, or signed if the Guarantor is a natural person) to the Creditor for confirmation by personal delivery or post.

(2)
The Guarantor agrees that any summon or notice in respect of any suit against it shall be deemed to be served on it if the same is sent to its residence as set forth on the first page of this Contract. Any change of the above address shall not be binding upon the Creditor, unless otherwise notified to the Creditor in writing in advance.

5.	Effectiveness, Modification and Termination
(1)
This Contract comes into effect after it is affixed with common seals by the Guarantor and the Creditor, and signed or sealed by their respective legal representatives/responsible officers or authorized agents (if the Guarantor is a natural person, it is only required to sign), and will keep in force until the claims guaranteed hereunder are cleared in full.

(2)
The validity of this Contract shall be independent of that of the principal contracts, and it shall not become null and void or cancelled as a result of invalidity or cancellation of the principal contracts.

(3)
Any party shall not modify or rescind this Contract earlier at its own discretions after it becomes effective. If it is required to modify or rescind this Contract, a written agreement shall be made through negotiation by the parties hereto.

SPD Bank	Maximum Guarantee Contract

Article 5 Breaching Events and Settlement

1.	Breaching Events

The Guarantor shall be deemed to breach this Contract against the Creditor under any of the following circumstances:

a.
Any representation, statement or warranty of the Guarantor under this Contract, or any notice, authorization, approval, consent, certificate and other document given or made according to or in relation to this Contract, are incorrect or misunderstanding, or are verified as incorrect or misunderstanding, or are verified to lose effect, or are cancelled, or become null and void.

b.	The Guarantor has breached any of the covenants under Article 4 hereof.
c.
The Guarantor discontinues its business, shuts down, is out-of-business, is suspended for reorganization or restructured, or goes into liquidation, or is handed over or trusted, or is dissolved, or its business license is cancelled or withdrawn, or it becomes bankrupt.

d.	The Guarantor dies or is declared as dead if it is a natural person.
e.	The Guarantor transfers or attempts to transfer its assets by circumventing the change of its marriage relationship.
f.
Financial conditions of the Guarantor become worse, or there is severe difficulty in its operation, or there are events or circumstances that may cause adverse impacts against its normal operation, financial conditions or solvencies.

g.
The Guarantor or its controlling shareholders, actual shareholders or associated persons are involved in material suits and arbitrations, or their material assets are seized, sealed, frozen, enforced or otherwise taken other measures with the same functions, or their respective legal representatives, directors, supervisors and senior officers are involved in suits, arbitrations, or otherwise taken with other enforceable measures, which cause adverse impacts against the solvencies of the Guarantor.

h.	The Guarantor conducts other activities by breaching this Contract that are enough to prevent normal performance of this Contract, or has other acts damaging proper benefits of the Creditor.

2.	Settlement against Breach

In the event of any of the above breaching events, the Creditor shall be entitled to declare Principal Claims and/or Claims Period to become due earlier, to request the Guarantor to bear the guarantee liability or request the Debtor to make up the security deposits, and to request the Guarantor to pay liquidated damages (please refer to Article 7 hereof for details of calculation of such liquidated damages). The Guarantor shall indemnify all of the losses caused to the Creditor provided that the above liquidated damages are not enough to cover the losses of the Creditor.

SPD Bank	Maximum Guarantee Contract

Article 6 Miscellaneous

1.	Governing Law

This Contract shall be governed by the laws of the PRC (excluding Hong Kong, Macao and Taiwan).

2.	Dispute Resolutions

Any dispute in relation to this Contract may be resolved through friendly negotiation; if not reached, the People's Court at the location of the Creditor shall have non-exclusive jurisdictions over such dispute. The parties hereto shall continue to perform the undisputed terms during the settlement of such dispute.

3.	Others
(1)
Anything not covered herein and that is needed may be recorded in Article 7 hereof based on covenants of the parties hereto, or may be made in a written agreement as attached hereto. The Appendix as attached hereto (please refer to Article 7 hereof), being integral to this Contract, shall have the same force and effect with the text of this Contract.

(2)	Unless otherwise as specially provided in this Contract, relevant terms and expressions herein shall have the same meanings as ascertained in the principal contracts.

Article 7 Essential Terms of This Contract

1.	Principal contracts guaranteed under this Contract [corresponding to Recitals of this Contract]
(1)
The principals contracts shall refer to the contract entitled as  /  dated on [●], or all the contracts signed in the period from January 27, 2011 to January 27, 2012, by and between the Debtor and the Creditor. The Creditor hereunder shall mean SPD Bank Quanzhou Branch.

(2)	The Debtor under the principal contracts shall mean Shishi Lixiang Foods Co., Ltd., whose residence is at Gold Coast Industrial Zone, Yongning Town, Shishi City.

2.	Principal Claims guaranteed under this Contract [corresponding to Article 1 of this Contract]

The Principal Claims guaranteed under this Contract shall mean one or more credit consecutively granted to the Debtor by the Creditor from January 27, 2011 to January 27, 2012 (“Claims Period”) according to the principal contracts, including but not limited to all kinds of contingent obligations arising out of all kinds of loans and the opening of bank acceptance drafts and L/C (names of interim business). The balance of the above Principal Claims during the Claims Period shall be limited to the extent of RMB (currency) Thirty-three Million only (in words) (or equivalents in other currency). If the currency of the Principal Claims is not the RMB, such Principal Claims shall be converted at the applicable exchange rate as determined by the Creditor.

SPD Bank	Maximum Guarantee Contract

3.	Settlement for breach [corresponding to 2 of Article 5 hereof]

Liquidated damages: at 0.1% of the Principal Claims (in words) or
_________________________________________________________________

4.	Appendix as attached to this Contract [corresponding to (1) of 3 of Article 6 hereof]
(1)	___________________
(2)	___________________
(3)	___________________
(4)	___________________
(5)	___________________

5.
Others [corresponding to (1) of 3 of Article 6 hereof]

_______________________________________________________

_______________________________________________________

_______________________________________________________

_______________________________________________________

6.
This Contract is made in two counterparts with the Guarantor holding one counterpart and the Creditor holding two counterparts respectively, and each counterpart shall have the same force and effect with other counterparts.

(The remainder of this page intentionally left blank)

SPD Bank	Maximum Guarantee Contract

(SIGNATURE PAGE)

This Contract is signed on January 27, 2011 by and between the Guarantor and the Creditor. The Guarantor confirms that (i) the parties have described and discussed all terms of this Contract in detail at the time of execution of this Contract, (ii) they have no doubts in all terms hereof, and (iii) they have accurately understood the legal meanings of the terms in relation to rights, obligations, limitations of liabilities or exemptions, of the parties hereto.

Guarantor (common seal): Shishi Feiying Plastic Co., Ltd.

Signed or sealed by Legal Representative or Authorized Agent: Wu Licong _______________________________________ (The above is applicable to the legal person)

Creditor (common seal): SPD Bank Quanzhou Branch Signed or sealed by Responsible Officer or Authorized Agent: Xu Yunqiu

Signed by Guarantor Category and number of valid identity card: __________________________________________ (The above is applicable to the natural person)

Residence:	Principal Business Address:
Zip Code:	Zip Code:
Tel:	Tel:
Fax:	Fax:
E-mail:	E-mail:
Contact Person:	Contact Person:

SPD Bank	Maximum Guarantee Contract

Undertaking Letter Form (applicable to the Guarantor if it is a natural person) issued by its spouse who agrees on the disposal of co-owned properties:

Appendix:

Letter of Undertaking on Agreeing on Execution of Co-owned

Properties
                                                    Number:

To SPD Bank _____ Branch,

           (identity No.:           ) is the legal spouse of the Guarantor named as           . For the purpose of execution and performance of the Maximum Guarantee Contract (No.:           ), he/she hereby makes undertakings as follows:

I have known well the execution of the above guarantee contract by           , and I agree on the execution and performance of such guarantee contract. Meanwhile, I accept and acknowledge that the Creditor is entitled to dispose the co-owned properties pursuant to such guarantee contract if the Guarantor bears the guarantee liability pursuant to such guarantee contract.

Undertaken by:

MM/DD/YY

Annexes:

1.	Copy of Identity Card
2.	Copy of Marriage Certificate